UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2023

WB Burgers Asia, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56233	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, and or “The Company” refer to WB Burgers Asia, Inc.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On November 3, 2023, the Board, along with White Knight Co., Ltd. and Koichi Ishizuka, “the Consenting Stockholders”, as well as our Board of Directors, consisting solely of Koichi Ishizuka, approved the following proposal(s):

Proposal(s): To conduct a 100 to 1 Reverse Stock Split, effecting only the outstanding Common Shares of the Company. Accordingly, the Company will file a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Nevada Secretary of State on December 6, 2023.

In connection with the Reverse Stock Split detailed herein, the Company will file with the Financial Industry Regulatory Authority (FINRA) an Over-The-Counter (OTC) Corporate Action for the Reverse Stock Split to be processed by FINRA and published on the FINRA Daily List.

Pursuant to the proposed action, there is to be no change in the quantity of our authorized shares of Common or Preferred Stock.

Current Status of the Above Action(s): On December 6, 2023, the Certificate of Change was filed with the Nevada Secretary of State in accordance with the above. The FINRA Corporate Action remains pending.

Purpose of the Reverse Stock Split

The Company’s Board of Directors, consisting solely of Koichi Ishizuka, and our Majority Shareholders, comprised of White Knight Co., Ltd., which is owned and controlled by Koichi Ishizuka, as well as Koichi Ishizuka individually, believe that the Reverse Stock Split is in the best interests of the Company and its shareholders.

It is the belief of the Board of Directors, and the Majority Shareholders, that the Reverse Stock Split is in the best interests of the Company primarily for the following reasons, although these are not necessarily the sole rationale behind this decision:

The Board of Directors and Majority Shareholders believe that the Reverse Stock Split will improve the marketability and liquidity of the Common Stock. The Company believes that the increased market price of its Common Stock, expected as a result of implementing the Reverse Stock Split, may improve the marketability and liquidity of its Common Stock and may encourage interest and trading in its Common Stock. The Reverse Stock Split could allow a broader range of institutions to invest in Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of its Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and or institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks. However, the liquidity of the Common Stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.

Risks of the Reverse Stock Split

The Reverse Stock Split may not have the effect that the Company anticipates, which would prevent the Company from realizing some of the anticipated benefits of the Reverse Stock Split. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of outstanding Common Stock and to potentially increase the trading price of the Company’s Common Stock. However, the effect of any effected Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Company’s Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. Also, there is no assurance that the stock price would not decline below the anticipated stock price following the Reverse Stock Split. The trading price of the Common Stock may change due to a variety of other factors, including’s operating results, other factors related to the Company’s business and general market conditions. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock.

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Stockholders. After the Effective Split Time, each Common Stockholder will own fewer shares of the Company’s Common Stock. However, the Reverse Stock Split will affect all of the Common Stockholders uniformly and will not affect any Common Stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of its stockholders owning a fractional share as described below. Any fractional share shall be rounded up to the nearest whole share.

Authorized Shares of Common Stock. The Reverse Stock Split will not change the number of authorized shares of the Common Stock as designated by the Articles. Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares remaining available for issuance of Common Stock would increase.

Other Effects on Outstanding Shares. The rights and preferences of the outstanding shares of the Common Stock will remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

State Filing

The Reverse Stock Split has been effected by the Company filing a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Nevada Secretary of State on December 6, 2023.

In connection with the Reverse Stock Split detailed herein, the Company will file with the Financial Industry Regulatory Authority (FINRA) an Over-The-Counter (OTC) Corporate Action for the Reverse Stock Split to be processed by FINRA and published on the FINRA Daily List. As a result of the Reverse Stock Split we anticipate that our ticker symbol may change for a temporary period of time, with the addition of a “D”. In connection with our Reverse Stock Split we will receive a new CUSIP number. At this time the FINRA Corporate Action remains pending.

We anticipate that we will file an 8-K with the Securities and Exchange Commission after completion of our FINRA Corporate Action that may include, amongst other details, our new CUSIP number for our Common Stock and other pertinent information.

The legal date of the Certificate of Change that we have filed with the Nevada Secretary of State on December 6, 2023, in connection with our Reverse Stock Split, will not be the same exact date as the FINRA effective date of our Reverse Stock Split.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate of Change is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WB Burgers Asia, Inc.

Dated: December 7, 2023	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer, Director